

GLACIER BANCORP, INC.
Montana, Idaho, Utah, Washington, Wyoming, Colorado, Arizona & Nevada

EARNINGS RELEASE SUPPLEMENTAL INFORMATION

April 23, 2020

COVID-19 Response Overview

EMPLOYEES

Increased Support and Resources:

- Eliminated co-pay / co-insurance for any screening and testing
- Daily meetings between GBCI HR and Bank Divisions
- Flexible employee schedules
- Extended employee leave
- Guidance on high-risk health situations
- Review CDC guidelines weekly
- Aligned with state and local leaders of communities we serve

Increased Work Flexibility:

- No reduction in pay or benefits for the inability to work due to COVID-19 issues such as:
  - Lack of child care
  - High-risk health conditions
- Flexible with accruals and limits on benefit time
- Work from home available to over 33% of employees
- Work email access to 20% of employee personal cell phones
- Cross trained and redeployed staff
- No furloughs or layoffs

CONSUMER/BUSINESS

New and Existing Credit Programs:

- SBA PPP loans for businesses adversely impacted by COVID-19
- Unsecured loans up to $15,000 for consumers adversely impacted by COVID-19
  - Limited underwriting
- All existing Lines of Credit remain available

Forbearance and Modifications:

- Follow CARES Act guidelines
  - For both federally-backed and portfolio loans
  - Review each request on a case-by-case basis
  - Offer up to 6 months forbearance / modification
  - No foreclosures or evictions until further notice
  - Late charges not assessed
  - No adverse credit activity reported to credit bureaus
- Follow eligible hardship guidelines and directives of Freddie Mac & Fannie Mae
- Respond to customer calls / emails within 24 hours

CONSUMER/BUSINESS

Meeting Customer Needs:

- Staff redeployed to call centers to support increased call volumes
- All drive-up facilities are open regular hours
- All ATMs are accessible
- All lobbies are open by appointment
- All on-line banking services are available 24/7
- Work with each deposit customer on a case-by-case basis
  - Increased remote deposit and card transaction limits
  - Relaxed overdraft collection efforts; provide options for individual customer circumstances
  - Suspended early withdrawal fees on CDs and excess debit fees through June 30, 2020
  - Other fee refunds considered
  - No minimum balance to open new deposit account through June 30, 2020

COMMUNITY

Donations:

- Support of state and community food bank networks in states and communities we serve
  - Board, management and employees individually contributing as well
- Contributions to many other non-profit organizations in the states and communities we serve

Facilities and ATMs:

- All 174 full service branches and drive-ups are open regular hours or by appointment
- All 247 ATMs fully stocked and functioning
- Leveraging our unique community banking model to provide timely and better service to all customers and communities

COVID-19 High Risk Industries – Enhanced Monitoring

As of March 31, 2020

(Millions)	Outstanding Balance	Total Committed Balance	% of Portfolio	Average LTV
Hotel/Motel	$433	$466	4.62%	<60%
Restaurant	$127	$132	1.31%	<70%
Gaming	$36	$39	0.39%	<70%
Travel/Tourism	$33	$37	0.37%	<60%
Oil & Gas	$24	$29	0.29%	<60%
Total	**$653**	**$703**	**6.98%**	

- Conducting ongoing portfolio reviews and monitoring for potential credit impacts from COVID-19

Loan Modifications and PPP

Loan Modifications

As of April 21

Type	$ Approved (Millions)	% of Portfolio
Commercial	$660	8.44%
Consumer	$6	0.72%
Mortgage	$50	3.49%
Total	$716	7.10%

Paycheck Protection Program (PPP)

- As of April 21, the Company had approved 8,775 PPP loans in the amount of $1.088 billion

Commercial Modifications by Industry



Retail & Wholesale Trade 4%
Construction 2%
Other 8%
Manufacturing 3%
Accomodation & Food Services 21%
CRE 52%
Healthcare & Social Assistance 10%

PPP Loans by State



Wyoming 8%
Washington 8%
Arizona 9%
Utah 5%
Colorado 16%
Nevada 10%
Idaho 17%
Montana 27%

CECL

Key Model Inputs

- Economic inputs
  - Unemployment
  - GDP
  - CRE Price Index
  - Home Price Index
  - BBB Corp Spread to UST 10 yr
  - Prime Rate
- Portfolio credit characteristics
  - Commercial asset quality ratings
  - Consumer past due status

Oxford Economics Pandemic Forecast

- Release date of April 9
- National forecast
- Unemployment rate in excess of 15% in Q2 2020
- GDP contracting close to 10% in Q2 2020
- US economy returns to growth of nearly 1.7% per year post-2021

Oxford Economics Considerations

- Federal Reserve will "do what it takes" to support economy
  - Significant QE expansion
- Unprecedented fiscal stimulus, loans and loan guarantees
- The Administration has released a plan for re-opening America
- Low exposure to high-risk loan portfolios
- Implications of pandemic are still unfolding

Allowance for Credit Losses (ACL)



$124.5
1.31% of Total Loans
$3.7
$128.2
1.35% of Total Loans
-$0.8
$4.8
$19.1
-$1.1
$150.2
1.49% of Total Loans
ACL 12/31/19
Day 1 CECL Adj
ACL 1/1/20
Net Charge-offs
SBAZ Acquisition
Credit Loss Expense (COVID)
Credit Loss Expense Reversal
ACL 3/31/20

(Dollars in millions)

Capital and Liquidity

Capital



Tier 1 Common Equity Ratio
12.20%
12.19%
12.56%
12.58%
12.89%*
7.00%
1Q19
2Q19
3Q19
4Q19
1Q20
Tier 1 Common Equity Ratio
Basel III Minimum

* pro forma



Tangible Book Value Per Share
$14.35
$15.03
$15.53
$15.61
$16.35
1Q19
2Q19
3Q19
4Q19
1Q20

Liquidity

- Access to liquidity totaling $5.5B
  - $3.4B in available borrowing capacity
    - Fed Discount Window: $1.3B
    - FHLB: $1.8B
    - Correspondent banks: $0.4B
  - $1.8B unpledged marketable securities
  - Cash of $273MM
- Core deposit growth remains strong
- Access to brokered deposits
- Access to the Fed's PPP Lending Facility



GLACIER BANCORP, INC.
Montana, Idaho, Utah, Washington, Wyoming, Colorado, Arizona & Nevada